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                                                                   EXHIBIT 4.58

                 COAL PURCHASE AND FINANCING AMENDING AGREEMENT

THIS AGREEMENT dated as of the 15th of September, 2004.

BETWEEN:

     PINE VALLEY MINING CORPORATION a company incorporated under the laws of British Columbia having its registered office at Suite 3000 -- 1055 West Georgia Street Vancouver, BC V6E 3R3 ("PINE VALLEY")

AND:

     FALLS MOUNTAIN COAL INC., a company incorporated under the laws of British Columbia having its registered office at Suite 3000 -- 1055 West Georgia Street Vancouver, BC V8E 3R3 ("FALLS MOUNTAIN")

AND:

     PINE VALLEY COAL LTD., an Alberta corporation having its principal business office at Suite 501 - 535 Thurlow Street, Vancouver, BC V6E 3L2 ("PVC")

AND:

     MARUBENI CORPORATION, a corporation incorporated under the laws of Japan and having a business office at 4-2, 1 Chome, Chiyoda-Ku, Tokyo, Japan ("MARUBENI")

WHEREAS:

A. Pine Valley, Falls Mountain, PVC and Marubeni are the parties to Coal Purchase and Financing Agreement dated as of May 18, 2004 (the "CPF Agreement"); and

B. Pine Valley, Falls Mountain, PVC and Marubeni now wish to amend a certain provision of the CPF Agreement on the basis set out in this Agreement to accommodate changes in the timing of Draw Requests against the loan facility that Marubeni has made available to Falls Mountain under the CPF Agreement;

NOW THEREFORE, IN CONSIDERATION of the covenants and agreement; in this Agreement, the receipt and sufficiency of which is hereby acknowledge and accepted, the Parties agree as follows:

1.   INTERPRETATION

1.1  DEFINED TERMS

To the extent that it is used herein, the term "Agreement" means this agreement including any recitals and Schedules to this agreement, as amended. supplemented or restated from time to time. The capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given to them in the CPF Agreement.
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1.2  RULES OF INTERPRETATION

This Agreement and each of the documents contemplated by or delivered under or in connection with this Agreement will be interpreted in accordance with the rules of interpretation provided for under the CPF Agreement.

2.   AMENDMENT

Section 7.2 of the CPF Agreement is deleted in its entirety and replaced with the following:

     7.2  LOAN ADVANCES

     Marubeni will advance US$1,000,000 of the Loan at the Closing and the balance of the Loan, from time to time, within three Business Days of the receipt by Marubeni of a valid draw request (each a "DRAW REQUEST") from Falls Mountain. A valid Draw Request will request funds in multiples of US$100,000, be in writing and will Include the following information:

          (a) the Budget items that Falls Mountain intends to fund with the requested funds:

          (b) the time period over which Falls Mountain expects the requested funds will be expended: and

          (c) confirmation that no Event of Default has occurred and is continuing.

     Falls Mountain will not issue a Draw Request unless the Loan proceeds it is requesting are reasonably required by the Pine Valley Group fund the expenditures contemplated under the Budget during the then-next thirty days, including funds required for reasonable corporate overhead expenses of the Pine Valley Group. A minimum of US$100,000 of the Loan principal will not be subject to a Draw Request and will remain available to be advanced until December 31, 2004.

Each of the Parties agrees that the CPF Agreement is in full force and effect, unamended and unmodified save as amended by this Agreement, and that the CPF Agreement and this Agreement will henceforth be read together.

3.   GENERAL

3.1  COUNTERPARTS

This Agreement and all documents contemplated by or delivered under or connection with this Agreement may be executed and delivered in any number of counterpart is with the same effect as if all Parties had all signed and delivered the same document and counterparts will be construed together to be an original and will constitute one and the same agreement.


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3.2  DELIVERY BY FAX

Any Party may deliver an executed copy of this Agreement by fax but that Party will immediately dispatch by delivery in person to the other Parties an originally executed copy of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement the day and year first above written.

PINE VALLEY MINING CORPORATION


Per: /s/ Jeffrey M. Fehn
     --------------------------------
     Authorized Signatory
     I have authority to bind
     PINE VALLEY MINING CORPORATION


FALLS MOUNTAIN COAL INC.


Per: /s/ Graham Mackenzie
     --------------------------------
     Authorized Signatory
     I have authority to bind
     FALLS MOUNTAIN COAL INC.


PINE VALLEY COAL LTD.


Per: /s/ Graham Mackenzie
     --------------------------------
     Authorized Signatory
     I have authority to bind
     PINE VALLEY COAL LTD.


MARUBENI CORPORATION


Per: /s/ Hisao Azuma
     --------------------------------
     Authorized Signatory
     I have authority to bind
     MARUBENI CORPORATION


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